UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 29, 2006

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 1.02. TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On June 29, 2006, Ronald W. Guire, Executive Vice President, Chief Financial Officer, and Assistant Secretary of Exar Corporation (the “Company”), retired from the Company and resigned from its Board of Directors effective June 30, 2006.

In connection with his retirement, on June 29, 2006, the Company entered into a separation agreement with Mr. Guire (the “Separation Agreement”). Under the Separation Agreement, Mr. Guire is entitled to severance pay equal to two year’s base salary, two years of continued health benefits, acceleration of all unvested option shares currently held by Mr. Guire and extension of his option exercise period until December 31, 2006. In addition, Mr. Guire will provide transition consulting services until the earlier of September 30, 2006 and the date the Company hires a new full-time Chief Financial Officer. Pursuant to the Separation Agreement, the Letter Agreement Regarding Change of Control between the Company and Mr. Guire, the form of which was filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K405 filed with the SEC on June 27, 2001, is terminated.

A copy of the Separation Agreement is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Separation Agreement between the Company and Ronald W. Guire, dated June 29, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2006

EXAR CORPORATION

By:	/s/ Roubik Gregorian
Name:	Roubik Gregorian
Title:	Chief Executive Officer, President and Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Separation Agreement between the Company and Ronald W. Guire, dated June 29, 2006